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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 28, 1997 (except for Notes H and S, as to which the dates are March 18, 1997, and December 2, 1997, respectively) with respect to the consolidated financial statements and schedule, as amended, included in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-41923) and related Prospectus of Avatar Holdings Inc. dated January 8, 1998.




                                   Ernst & Young LLP



Miami, Florida
January 2, 1998